EMPLOYMENT CONTRACT


DATED: October 1, 1998

BETWEEN:            UNITED GROCERS, INC.,
                    an Oregon corporation, hereinafter referred to as "Company"

AND:                TERRY OLSEN,
                    hereinafter referred to as "Employee"

                                    RECITALS:

      A. The parties desire to provide for employment of Employee by Company, which for purposes of this Agreement, includes any subsidiary or affiliated corporation or entity that is at least fifty-one percent (51%) owned directly or indirectly by Company.

      B. Employee desires to be assured of a minimum compensation from Company for Employee's services over a defined term (unless terminated for cause).

      C. Company desires to employ Employee in order to assure continuing management expertise for Company and to provide reasonable protection of Company's confidential business information which has and will be developed by Company.

1.    EMPLOYMENT.

      1.1 Employment. Company hereby employs Employee as Executive Vice President and Chief Operating Officer upon the terms and conditions set forth in this Agreement. Employee accepts such employment upon the terms and conditions set forth in this Agreement.

      1.2 Term. The term of this Agreement shall commence upon October 1, 1998, and shall continue for a period of three (3) years from said date, subject to the termination provisions of paragraph 3.

      1.3 Extension. This Agreement shall be automatically extended for an additional year on each successive October 1, commencing with October 1, 2001, unless terminated by written notice by either party. The notice of termination shall be given no sooner than 240 days prior to the expiration of the original term or any subsequent extension and not less than 180 days prior to the expiration of the original term or any subsequent extension.

      1.4 Duties. Employee accepts employment with the Company on the terms and conditions set forth in this Agreement, and agrees to devote his full time and attention to the performance of his duties under this Agreement. Employee shall be the Executive Vice President and Chief Operating Officer of the Company and agrees to act in such capacity and perform services normally associated with such positions. Employee shall perform such specific duties and shall exercise such specific authority as may be assigned to Employee from time to time by the President and Chief Executive Officer. In performing such duties, Employee shall be subject to the direction and control of the President and Chief Executive Officer. Employee further agrees that in all aspects of such employment, Employee shall comply with the policies, standards and regulations of the Company from time to time established, and shall perform his duties faithfully, intelligently, to the best of his ability, and in the best interest of the Company. The Employee may serve as a member of the boards of directors for businesses or associations other than United Grocers, Inc. or any of its subsidiaries, provided such activity does not materially interfere with the services required to be rendered to or on behalf of the Company.

2.    COMPENSATION.

      2.1 Base Compensation. In consideration of all services to be rendered by Employee to the Company, the Company shall pay to Employee base compensation of Two Hundred Thousand Dollars ($200,000) per year, payable at the same frequency as all employees are compensated (the "Base Compensation"). Adjustments may be mutually agreed upon from time to time, and such adjustments will be in writing and signed by both parties hereto and added as an amendment to this Agreement. If Employee's Base compensation is increased during the term of this Agreement, the increased amount shall be the Base Compensation for the remainder of the term and any extension. Base compensation shall not include any bonuses or incentive compensation payments, if any, which Company, in its sole discretion, may elect to pay to Employee at some future date.

      2.2 Withholding; Other Base Benefits. The Base Compensation and any other payment or benefit shall be subject to the customary withholding of income taxes and shall be subject to other employment taxes required with respect to compensation paid by a corporation to an employee. Base Compensation paid to Employee shall be in addition to any other contribution made by the Company for the benefit of Employee to any qualified or non-qualified pension or profit sharing plan, including, but not limited to, the Pension Plan of United Grocers, Inc., any supplemental pension or bonus plan for key employees, and the Company's portion, if any, of the 401(k) plan maintained by the Company for the benefit of its employees. Employee shall be entitled to participate in Company's medical and dental insurance plans and any other fringe benefits that are provided to Company's key employees on a regular basis.

      2.3 Expenses. Company shall pay or reimburse all of the reasonable and necessary expenses incurred by Employee in carrying out his duties under this Agreement, provided that Employee accounts promptly for such expenses to Company in the manner prescribed from time to time by Company.

      2.4 Disability. If Employee shall become unable to perform his duties under this Agreement because of accident, injury or illness, he shall be considered permanently disabled, but his salary, less any disability benefits Employee should receive from an insurer, shall continue for the duration of such disability for the remaining term of this Agreement, or at the minimum of at least one full year of salary. Such disability period shall commence with the month following the month in which the disability occurs. For purposes of this Agreement, "permanently disabled" shall be defined as Employee's inability due to physical or mental illness, or other cause, to perform the majority of Employee's usual duties for a period of one (1) month. For purposes of the various employee plans referred to in subparagraph 2.2 above, all payments made to Employee by an insurer or company pursuant to this subparagraph 2.4, shall be deemed to be compensation paid by Company for actual services rendered to the Company. The parties acknowledge that the company's disability program for its key executives is currently being reviewed and agree that once such a plan is established the benefits provided under this paragraph will be modified to conform with such plan.

      2.5 Benefit Inclusions.

          2.5.1 Auto or auto allowance.

          2.5.2 Annual medical physical.

          2.5.3 Country club privileges (initiation fee).

      2.6 Vacation. Employee shall be entitled to five weeks of paid vacation per year plus those holidays which are normally recognized by Company during the year.

      2.7 Life Insurance. During the term hereof, Company shall acquire a $200,000 life insurance policy on the life of Employee which insurance shall be payable to whatever beneficiaries Employee designates or in the absence of such a designation to Employee's estate.

3.    TERMINATION.

      3.1 Termination by Company (Without Cause). Employee's employment under this Agreement may be terminated without cause by the President and Chief Executive Officer by giving one hundred eighty (180) days' written notice to Employee. Upon the giving of such notice or at any time thereafter, the Company may elect to (i) continue to employ Employee for the balance of said 180-day notice period subject to the provisions of this Agreement or (ii) immediately terminate Employee provided that the Company pay to the Employee for the balance of said 180-day period his Base Compensation that he normally would have received for such 180-day period, as if Employee had remained as an employee of the Company. For purposes of this Agreement, the expiration of the term of this Agreement or any extension of such term, without renewal, shall be treated as a termination without cause and the foregoing 180-day period shall commence upon written notice of termination under Subparagraph 1.3. If the Employee should be terminated without cause ("cause" hereafter defined), the Company shall pay or provide to the Employee after such termination, the following:

          3.1.1 The Employee's Base  Compensation,  as described in subparagraph
2.1 above, which compensation shall be payable at the same frequency as all other employees are compensated over the longer of (i) the remaining term of this Agreement, (ii) the remaining term of any extension of this Agreement if this Agreement has been extended as provided in subparagraph 1.3, or (iii) the foregoing 180-day period after notice of termination.

          3.1.2 For the period specified in Subparagraph 3.1.1, full employee benefits as more particularly described in subparagraphs 2.2, 2.3, 2.4 and 2.7 to the extent such benefits are not discretionary on the part of Company. The coverages provided in subparagraphs 2.2, 2.3, 2.4 and 2.7 may be procured directly by the Company apart from and outside of the terms of the plans themselves, provided that the Employee and the Employee's dependents comply with all of the conditions of the various plans.

      3.2 Termination by Company (For Cause). Employee's employment under this Agreement may be immediately terminated by the President and Chief Executive Officer for cause. Termination "for cause" means that Employee shall be guilty of fraud, dishonesty, conduct involving moral turpitude connected with the employment of Employee, or a breach of the provisions of this Agreement, including specifically a failure to perform the duties described in subparagraph
1.4. If Employee is terminated for cause, Employee shall be entitled to those vested retirement benefits as of the date of termination that he qualified for under the terms of the Company's various retirement plans, both qualified and non-qualified; however, Employee shall only be entitled to Base Compensation or any other benefits described in this Agreement up to the date of termination.

      3.3 Termination by Employee. The Employee may terminate his employment for any reason and without cause by giving 60 days prior written notice to the Company. Upon receipt of such notice, the Company may elect to (i) continue to employ Employee for all or a portion of said 60-day period, subject to the provisions of this Agreement or (ii) immediately terminate Employee, provided that the Company pay to the Employee for said 60-day period his Base Compensation that he normally would have received for such 60-day period as if Employee had remained as an employee of the Company. If Employee terminates his employment, he shall be entitled to those vested retirement benefits as of the date of termination that he qualified for under the terms of the Company's various retirement plans, both qualified and non-qualified, and Employee shall be entitled to the full benefits provided in subparagraphs 2.2, 2.3 and 2.4 through the date of termination to the extent such benefits are not discretionary on the part of Company.

      3.4 Termination Due to Death or Disability. In the event of termination of employment due to death or disability of Employee, Base Compensation shall be prorated and paid through the date of such death or disability. Employee or Employee's beneficiaries shall be entitled to those vested retirement benefits as of the date of such termination that employee qualified for under the Company's various retirement plans, both qualified and non-qualified. All other benefits provided under this Agreement shall terminate as of the date of such death or disability except as may be specifically provided otherwise in this Agreement or the agreements relating to such benefit plans.

4.    CONFIDENTIAL INFORMATION.

      4.1 Definition.  For purposes of this paragraph 4, the term  "Confidential
Information: means information, including but limited to financial, operational, customer, pricing, and marketing information, which is not generally known and which is proprietary to Company, including but not limited to (i) financial and trade secret information about Company or its subsidiaries or affiliates, and
(ii) information relating to the business of Company, its subsidiaries or affiliates including, without limitation, information about Company's and its subsidiaries' or affiliates' customers, trading skills, contacts and know-how and information about the trading, manufacturing and marketing activities of Company, its subsidiaries, or affiliates. All information which Employee has a reasonable basis to consider Confidential Information or which is treated by Company, its subsidiaries or affiliates as being Confidential Information shall be presumed to be Confidential Information, whether originated by Employee or by others, and without regard to the manner in which Employee obtains access to such information, except that it shall not include:

          4.1.1 information in the public domain;

          4.1.2 information that becomes part of the public domain through no fault of Employee;

          4.1.3 information in Employee's possession prior to his employment by Company; and

          4.1.4 information otherwise acquired lawfully from parties other than Company.

      4.2 Nondisclosure. Employee will not, either during the term of this Agreement including any extensions or for a period of two (2) years following expiration or termination of this Agreement, use or disclose any Confidential Information to any person not then employed by Company without the prior written authorization of Company's Board of Directors and will use reasonably prudent care to safeguard and protect and to prevent the unauthorized disclosure of all such Confidential Information.

5.   NON-COMPETITION.   If  Employee's  employment  is  terminated  pursuant  to
subparagraphs 3.2 or 3.3, then Employee agrees that for a period of two (2) years following termination of this Agreement, he will not directly or indirectly, alone or as a partner, officer, director or employee, perform services for any firm or organization engaged in activities in competition with or similar to those activities which have been or are being conducted by Company, its subsidiaries, or affiliates in the states of Washington, Oregon, Idaho or California or in such other geographic areas in which Company is conducting its business as of the date of termination. If Employee's employment is terminated pursuant to subparagraphs 3.1 or 3.4, then this non-competition provision shall not apply to Employee after termination. In all events, the provisions of subparagraph 4.2 shall apply to Employee after his termination. 6. CORPORATE RESTRUCTURING. If Company is acquired by another company, sells substantially all of its assets, mergers, or consolidates with another company or operates its business through a joint venture or partnership with another company and if Employee's employment under this Agreement or a similar agreement is not continued by Company, the acquiring company, the successor company or the joint venture or partnership as the case may be, then Company agrees that Employee shall be entitled to receive the benefits under subparagraph 3.1 as if Employee's employment had been terminated without cause. Employee acknowledges that in such a sale or acquisition, Employee's title may be changed and such a change in title will not be viewed as a termination of Employee's employment so long as his duties and responsibilities are commensurate with his current duties and responsibilities.

7. APPLICABLE LAW. This Agreement is entered into, under, and shall be governed for all purposes by the laws of the state of Oregon.

8. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns (including, without limitation, any company into or with which the Company may merge, form a joint venture or consolidate).

9. AMENDMENTS. No amendment or variation of the terms and conditions of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

10. REPRESENTATIONS AND WARRANTIES OF EMPLOYEE. Employee represents and warrants to the Company that there is no employment contract or any other contractual obligation to which Employee is subject which prevents Employee from entering into this Agreement or from performing fully Employee's duties under this Agreement.

11. NO ASSIGNMENT. The Employee's right to receive payments or benefits under this Agreement shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by Will or by the laws of descent or distribution. In the event of any attempted assignment or transfer contrary to this paragraph, the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, heirs, distributees, devisees, and legatees.

12. NO ADEQUATE REMEDY. The parties declare that it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, such person against who such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such party has an adequate remedy at law.

13. NOTICES. All notices, requests and demands given to or made pursuant hereto shall, except as otherwise specified herein, be in writing and be delivered or mailed to any such party at an address to be designated by each of such parties. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received within the second business day thereafter or when it is actually received, whichever is sooner.

14. CONSTRUCTION. Where possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15. WAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties herein in reference to all matters herein agreed upon and supersedes any and all prior agreements.

EMPLOYEE:                                    COMPANY:
                                             UNITED GROCERS, INC.


/s/ Terry Olson                              By /s/ Charles E. Carlbom
Terry Olsen                                  Its President and CEO